EXHIBIT 99.3

                                 LIST OF PATENTS



PATENT NUMBER                               DESCRIPTION
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5,066,503                      Method of Pasteurizing or Sterilizing
                               Foodstuffs Utilizing Microwaves


5,074,200                      System for Pasteurizing or Sterilizing
                               Foodstuffs Utilizing Microwaves


5,750,966                      Plant for Pasteurizing or Sterilizing
                               Solid or Liquid Food Products
                               Using Microwaves


5,919,506                      Process for Maturing Meat Products


6,039,991                      Method and Apparatus for Sanitizing
                               Minced Meat